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                                                                    EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report for the Haverty Furniture Companies, Inc. Thrift Plan (the "Plan") of Haverty Furniture Companies, Inc. (the "Company") on Form 11-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Bonnie A. Webb, as Assistant Vice President, Human Resources and Assistant Secretary of the Company and the Plan administrator for the Plan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

                                    By: HAVERTY FURNITURE COMPANIES, INC.

Date: June 27, 2003                 By: /s/  Bonnie A. Webb,
                                        ---------------------------------------
                                        Bonnie A. Webb
                                        Assistant Vice President,
                                        Human Resources and
                                         Assistant Secretary